Exhibit 99.1

MONARCH FINANCIAL EXCEEDS $1 BILLION ……

AND REPORTS RECORD FINANCIAL PERFORMANCE

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK, MNRKP), the bank holding company for Monarch Bank, reported their best all-time and third quarter profits in the Company’s history. Third quarter 2012 highlights are:

•	Record 3rd quarter net income of $3,763,403, up 76%

•	Net income available to common shareholders was up 93%

•	Basic earnings per share of $0.56, up 93%

•	Total assets reach $1.1 billion

•	Non-performing assets drop to 0.48% of total assets

•	$788 million in mortgage loans closed

“The third quarter of 2012 was a fantastic period for Monarch in so many ways and represents our 15th quarter of record performance. Strong and profitable mortgage loan closings, improved credit costs, and strong net interest income drove our bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “Our asset quality continues to improve with non-performing assets dropping below one-half of one percent, the lowest level of non-performing assets in four years. Monarch’s conservative approach to risk, combined with our aggressive focus on smart and profitable growth, continues to drive our performance. Our recently announced expansion into the Williamsburg/Peninsula markets, the launch of Monarch Bank Private Wealth, and our affiliation with Raymond James Financial are all designed to further drive our franchise value and non-interest income growth”.

Net income was $3,763,403 for the third quarter of 2012, up 76% from the same period in 2011, which was the Company’s previous record third quarter with $2,137,230 in net income. The quarterly annualized return on average equity (ROE) was 18.24%, and the quarterly return on average assets (ROA) was 1.43%. Quarterly basic earnings per share were $0.56, compared to $0.29 per share in the same quarter of 2011, a 93% improvement. Diluted earnings per share were $0.44, compared to $0.25 per share in the same quarter of 2011, a 76% improvement.

For the first nine months of 2012 net income was a record $9,056,496 compared to $5,171,578 for the same period in 2011, a 75% increase. We have exceeded our 2011 annual net income by almost $2 million. The nine month annualized return on average equity (ROE) was 15.23%, and the annualized return on average assets (ROA) was 1.25%. Year to date basic earnings per share were $1.31 compared to $0.67 for the same period in 2011. Diluted earnings per share were $1.06 compared to $0.60 per share in the same quarter of 2011, a 77% improvement.

Total assets at September 30, 2012 increased to $1.11 billion driven primarily by growth in our mortgage loans held for sale portfolio. Loans held for investment grew $31 million year over year, while mortgage loans held for sale grew by $224 million. Deposits increased $170 million year over year, with strong growth in demand deposits. Short term time deposits and borrowings have been used to support the growth in our short-term loans held for sale portfolio which has increased due to the high level of mortgage purchase and refinance activity. This funding strategy, coupled with our focus on generating commercial demand deposits through our cash management team, continues to drive down overall funding costs and protect our net interest margin.

“We are pleased to report net loan growth given the extremely competitive lending environment and our higher credit standards. Core deposits continue to grow, with checking and money market account growth leading the way. Checking accounts now represent over 30% of our core deposits.” stated Neal Crawford, President of Monarch Bank. “We are also proud of recently being recognized as the second largest community bank in the entire Hampton Roads MSA by deposits.”

Non-performing assets were 0.48%, which remains significantly below that of our local, state, and national peer group. This was down from 0.85% in the second quarter of 2012, 0.85% at year-end 2011, and 0.99% one year ago. Non-performing assets were $5.4 million, comprised of $4.1 million in non-accrual loans and $1.3 million in other real estate owned. There were only two residential properties held at quarter end in other real estate owned. The Company was aggressive in recognizing losses and disposing of non-performing assets during the quarter. Provision expense for the third quarter was $899 thousand compared to $1.7 million for the same period in 2011. The allowance for loan losses represents 1.74% of total loans held for investment and 265% of non-performing loans.

Average equity to average assets was 8.18% during 2012, down from 9.25% one year prior. Total risk-based capital to risk weighted assets at Monarch Bank equaled 13.28%, significantly higher than the required level to meet the highest rating of “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased 22% or $1.9 million during the third quarter of 2012 compared to the same quarter in 2011. Our net interest margin was 4.30% compared to 4.51% in 2011, and was 4.38% year to date compared to 4.44% during the same period of 2011. The higher volume of lower rate mortgage loans held for sale, while providing interest income growth, contributed to the decline in this ratio during each period in 2012.

Non-interest income grew by $10.4 million during the third quarter over the previous year, while non-interest expenses grew by $10.0 million, reducing net overhead expense by $319 thousand for the third quarter compared to the previous year. Two-thirds of the increases in non-interest expense are variable commissions and incentives primarily related to increased mortgage production. Mortgage revenue continues to be the number one driver of non-interest income. $788 million in mortgage loans were closed during the quarter, which was a new Company record. Home purchase mortgage loans represented 40% of total closed loans for the quarter.

“Not only did we surpass 2011’s record $1.6 billion in volume of mortgage loan closings, but we are on track to hit the $2 billion mark in closings in October. As of September 30, 2012 we have closed 7,309 loans for a total volume of $1.94 billion” stated William T. Morrison, CEO of Monarch Mortgage. “The recent activities by the Federal Reserve Bank to reduce long-term rates drove our refinance volume higher in the third quarter. We are proud to have closed 45% of our year to date volume for new and existing home purchases”

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with eleven banking offices in Chesapeake, Virginia Beach, Norfolk, Suffolk, and Williamsburg Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Bank Private

Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	October 18, 2012

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	September 30, 2012	December 31, 2011	September 30, 2011
ASSETS:
Cash and due from banks	$26,035	$20,091	$16,625
Interest bearing bank balances	641	1,467	575
Federal funds sold	8,191	10,188	12,199

Investment securities, at fair value	10,328	9,187	8,778

Loans held for sale	382,095	211,555	158,577

Loans held for investment, net of unearned income	627,256	607,612	596,333
Less: allowance for loan losses	(10,890)	(9,930)	(10,301)

Net loans	616,366	597,682	586,032

Bank premises and equipment, net	23,449	23,094	22,884
Restricted equity securities, at cost	8,346	6,421	6,177
Bank owned life insurance	7,132	6,946	6,886
Goodwill	775	775	775
Intangible assets, net	327	461	506
Accrued interest receivable and other assets	26,727	20,920	19,220

Total assets	$1,110,412	$908,787	$839,234

LIABILITIES:
Demand deposits—non-interest bearing	$182,080	$133,855	$125,481
Demand deposits—interest bearing	40,865	40,930	28,364
Money market deposits	313,985	269,750	281,250
Savings deposits	21,531	17,916	20,579
Time deposits	329,246	277,641	261,878

Total deposits	887,707	740,092	717,552

FHLB borrowings	105,027	70,927	24,400
Short term borrowings	5,000	—	—
Trust preferred subordinated debt	10,000	10,000	10,000
Accrued interest payable and other liabilities	17,148	10,921	11,434

Total liabilities	1,024,882	831,940	763,386

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, 793,300 issued and outstanding at September 30, 2012, 800,000 issued and outstanding at December 31, 2011 and September 30, 2011	3,967	4,000	4,000
Common stock, $5 par, 20,000,000 shares authorized; issued - 6,029,475 shares (includes nonvested shares of 87,550) at September 30, 2012 and 5,999,989 shares (includes nonvested shares of 83,550) at December 31, 2011 and 5,950,639 shares (includes nonvested shares of 4,500) at September 30, 2011	29,709	29,582	29,731
Capital in excess of par value	22,871	22,476	22,455
Retained earnings	27,586	20,538	19,449
Accumulated other comprehensive loss	(218)	(363)	(401)

Total Monarch Financial Holdings, Inc. stockholders’ equity	83,915	76,233	75,234
Noncontrolling interest	1,615	614	614

Total equity	85,530	76,847	75,848

Total liabilities and stockholders’ equity	$1,110,412	$908,787	$839,234

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
INTEREST INCOME:
Interest on federal funds sold	$3,973	$10,598	$19,135	$50,599
Interest on other bank accounts	4,713	1,624	13,159	2,728
Dividends on equity securities	38,500	37,499	140,974	120,947
Interest on investment securities	52,670	49,263	149,991	139,403
Interest and fees on loans	11,719,849	10,093,295	33,454,639	29,137,009

Total interest income	11,819,705	10,192,279	33,777,898	29,450,686

INTEREST EXPENSE:
Interest on deposits	1,207,004	1,541,184	3,755,695	4,873,947
Interest on trust preferred subordinated debt	123,422	124,200	369,697	369,900
Interest on other borrowings	99,723	25,666	199,837	67,759

Total interest expense	1,430,149	1,691,050	4,325,229	5,311,606

NET INTEREST INCOME	10,389,556	8,501,229	29,452,669	24,139,080
PROVISION FOR LOAN LOSSES	898,598	1,738,821	4,313,677	3,839,971

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,490,958	6,762,408	25,138,992	20,299,109

NON-INTEREST INCOME:
Mortgage banking income	25,651,606	15,014,519	62,387,895	35,223,779
Service charges and fees	458,572	401,035	1,340,188	1,212,184
Other income	450,951	788,082	1,152,987	1,385,559

Total non-interest income	26,561,129	16,203,636	64,881,070	37,821,522

NON-INTEREST EXPENSE:
Salaries and employee benefits	7,944,646	5,736,339	21,669,084	16,750,931
Commissions and incentives	14,501,486	7,912,804	33,586,352	16,946,009
Occupancy and equipment	1,827,114	1,492,494	5,141,293	4,265,407
Loan expense	2,226,109	1,811,906	6,025,563	4,762,926
Marketing expense	632,996	413,842	1,636,813	1,117,870
Data processing	360,284	305,063	1,069,616	888,911
Other expenses	2,317,353	2,098,964	6,068,856	5,226,989

Total non-interest expense	29,809,988	19,771,412	75,197,577	49,959,043

INCOME BEFORE TAXES	6,242,099	3,194,632	14,822,485	8,161,588

Income tax provision	(2,111,207)	(969,166)	(5,089,042)	(2,650,097)

NET INCOME	4,130,892	2,225,466	9,733,443	5,511,491

Less: Net income attributable to noncontrolling interest	(367,489)	(88,236)	(676,947)	(339,913)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$3,763,403	$2,137,230	$9,056,496	$5,171,578

Preferred stock dividend and accretion of preferred stock discount	(386,734)	(390,000)	(1,166,734)	(1,170,000)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$3,376,669	$1,747,230	$7,889,762	$4,001,578

NET INCOME PER COMMON SHARE:
Basic	$0.56	$0.29	$1.31	$0.67
Diluted	$0.44	$0.25	$1.06	$0.60

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
EARNINGS
Interest income	$11,820	$10,192	$33,778	$29,451
Interest expense	1,430	1,691	4,325	5,312
Net interest income	10,390	8,501	29,453	24,139
Provision for loan losses	899	1,739	4,314	3,840
Noninterest income	26,561	16,204	64,881	37,822
Noninterest expense	29,810	19,772	75,198	49,959
Pre-tax net income	6,242	3,194	14,822	8,162
Minority interest in net income	368	88	677	340
Income taxes	2,111	969	5,089	2,650
Net income	3,763	2,137	9,056	5,172

PER COMMON SHARE
Earnings per share - basic	$0.56	$0.29	$1.31	$0.67
Earnings per share - diluted	0.44	0.25	1.06	0.60
Common stock - per share dividends	0.05	—	0.14	0.08
Book value			10.63	9.28
Tangible book value			10.45	9.06
Closing market price (adjusted)			9.75	6.51
Average Basic Shares Outstanding	6,029,475	5,953,747	6,000,502	5,962,559
Average Diluted Shares Outstanding	8,546,071	8,657,230	8,523,509	8,670,440

FINANCIAL RATIOS
Return on average assets	1.43%	1.04%	1.25%	0.88%
Return on average stockholders’ equity	18.24	11.39	15.23	9.46
Net interest margin (FTE)	4.30	4.51	4.38	4.44
Non-interest revenue/Total revenue	69.2	61.4	65.8	56.2
Efficiency - Consolidated	80.6	79.9	79.6	80.4
Efficiency - Bank only	52.6	54.6	53.2	56.6
Average equity to average assets	7.85	9.13	8.18	9.25
Total risk based capital - Consolidated			12.55	13.43
Total risk based capital - Bank only			13.28	12.94

PERIOD END BALANCES
Total loans held for sale			$382,095	$158,577
Total loans held for investment			627,256	596,333
Interest-earning assets			1,039,743	783,415
Assets			1,110,412	838,884
Total deposits			887,707	717,552
Other borrowings			120,027	34,400
Stockholders’ equity			83,915	75,234

AVERAGE BALANCES
Total loans held for sale	$327,378	$118,011	$267,261	$108,944
Total loans held for investment	616,728	592,590	610,471	575,230
Interest-earning assets	969,687	757,481	906,354	736,012
Assets	1,044,966	815,178	971,361	790,666
Total deposits	890,772	709,374	837,432	689,317
Other borrowings	46,320	15,471	33,759	12,998
Stockholders’ equity	82,070	74,408	79,440	73,135

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$10,724	$9,480	$9,930	$9,038
Provision for loan losses	899	1,739	4,314	3,840
Charge-offs	823	958	3,720	3,093
Recoveries	90	40	366	516
Ending balance	10,890	10,301	10,890	10,301
Net charge-off loans to average loans	0.12	0.15	0.55	0.45

ASSET QUALITY RATIOS
Nonperforming assets to total assets			0.48%	0.99%
Allowance for loan losses to total loans held for investment			1.74	1.73
Allowance for loan losses to nonperforming loans			265.16	165.56

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due			$—	$75
Nonaccrual & Restructured debt			4,107	6,147
OREO			1,250	2,106

Nonperforming assets			5,357	8,328